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                                                                    Exhibit 99.1



[LOGO]                                      [LETTERHEAD OF THE COOPER COMPANIES]





         NEWS RELEASE
         CONTACT:
         NORRIS BATTIN
         THE COOPER COMPANIES, INC.
         ir@coopercompanies.com

         FOR IMMEDIATE RELEASE

            THE COOPER COMPANIES PRE-ANNOUNCES THIRD QUARTER RESULTS

LAKE FOREST, Calif., August 24, 2000 -- In response to recent market activity which has triggered investor inquiries, The Cooper Companies, Inc. (NYSE: COO) said today that for its third fiscal quarter ended July 31, 2000, it expects revenue to increase about 17 percent over the third quarter of 1999 and earnings per share to be at least in line with the security analysts' consensus estimate of 55 cents.

The Company will release complete results for the third quarter before the market opens on Wednesday, August 30 and will hold a conference call to discuss these results at 1:30 PM Pacific Daylight Time on that date. To access the call, dial 1-888-289-0436. A replay will be available approximately one hour after the call ends and remain available for five days. The access code for both the live and the replay calls is 7133800. This call will also be broadcast live on The Cooper Companies web site, www.coopercos.com and at www.vcall.com, www.bestcall.com and www.streetevents.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. To identify forward-looking statements, look for words like "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described by or contemplated in the forward-looking statements include major changes in business conditions and the economy, loss of key senior management, major disruptions in the operations of Cooper's manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer




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systems, acquisition integration costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup costs above those already accrued, litigation costs, costs of business divestitures, and other factors described in Cooper's Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 1999. Cooper cautions readers not to rely on forward-looking statements. They reflect our analysis only on their stated date or the date of this press release. The Company disclaims any intent or obligation to update these forward-looking statements.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies' World Wide Web address is www.coopercos.com.

CooperVision, Inc., markets a broad range of contact lenses for the vision care market. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Hamble, England and Toronto. Its Web address is www.coopervision.com. CooperSurgical, Inc., with operations in Shelton, Conn., Boca Raton, Fla., Montreal and Berlin, markets diagnostic products, surgical instruments and accessories used primarily by gynecologists and obstetricians. Its Web address is www.coopersurgical.com.


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